EXHIBIT NO. 99.(b) 2

MASTER

AMENDED AND RESTATED

BY-LAWS

OF

THE TRUSTS IDENTIFIED ON APPENDIX A HERETO

January 1, 2002, as revised:

June 23, 2004 (Article VI: Section 1)

August 22, 2007 (Article XII: Section 1)

Appendix A, as revised:

June 28, 2005 (Addition of MFS Series Trust XII)

February 21, 2006 (Redesignation of MGS to MFS Series Trust XIII)

February 27, 2007 (Addition of MFS Series Trust XIV)

July 24, 2007 (Redesignation of MFS Government Limited Maturity Fund to

MFS Series Trust XV)

December 18, 2007 (Removal of MFS Closed End Funds)

July 31, 2009 (Termination of FRH, NEF, and SVF)

Master Amended and Restated By-Laws, January 1, 2002, as revised August 22, 2007

APPENDIX A

Revised: July 31, 2009

Trust	Fiscal Year End
MFS Series Trust I	8/31
MFS Series Trust II	11/30
MFS Series Trust III	1/31
MFS Series Trust IV	8/31
MFS Series Trust V	9/30
MFS Series Trust VI	10/31
MFS Series Trust VII	11/30
MFS Series Trust VIII	10/31
MFS Series Trust IX	4/30*
10/31**
MFS Series Trust X	5/31***
7/31****
MFS Series Trust XI	9/30
MFS Series Trust XII	4/30*****
10/31******

*	The fiscal year end is 4/30 for the following series of MFS Series Trust IX: MFS Bond Fund, MFS Limited Maturity Fund, MFS Municipal Limited Maturity Fund, MFS Research Bond Fund, and MFS Research Bond Fund J.
**	The fiscal year end is 10/31 for the following series of MFS Series Trust IX: MFS Inflation-Adjusted Bond Fund.
***	The fiscal year end is 5/31 for the following series of MFS Series Trust X: MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Equity Fund, MFS Growth Allocation Fund, MFS International Diversification Fund, MFS International Growth Fund, MFS International Value Fund, and MFS Moderate Allocation Fund.
****	The fiscal year end is 7/31 for the following series of MFS Series Trust X: MFS Emerging Markets Debt Fund.
*****	The fiscal year end is 4/30 for the following series of MFS Series Trust XII: MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund, and MFS Lifetime 2040 Fund.
******	The fiscal year end is 10/31 for the following series of MFS Series Trust XII: MFS Sector Rotational Fund.

Trust	Fiscal Year End
MFS Series Trust XIII	2/28
MFS Series Trust XIV	8/31
MFS Series Trust XV	10/31
MFS Municipal Series Trust	3/31
MFS Institutional Trust	6/30
MFS Variable Insurance Trust	12/31
Massachusetts Investors Trust	12/31
MFS Growth Opportunities Fund	12/31
Massachusetts Investors Growth Stock Fund	11/30
MFS Intermediate Income Trust	10/31
MFS Municipal Income Trust	10/31
MFS Multimarket Income Trust	10/31
MFS Special Value Trust	10/31
MFS California Insured Municipal Fund	11/30
MFS Charter Income Trust	11/30
MFS Government Markets Income Trust	11/30
MFS High Income Muncipal Trust	11/30
MFS High Yield Municipal Trust	11/30
MFS InterMarket Income Trust I	11/30
MFS Intermediate High Income Fund	11/30
MFS Investment Grade Municipal Trust	11/30